                                                                     EXHIBIT 11



                             HARBINGER CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE



                                                      Three Months Ended              Six Months Ended
                                                          June 30,                       June 30,
                                                  --------------------------    ----------------------------
PRIMARY                                               1997          1996            1997            1996
                                                  -----------   ------------    ------------    ------------
Weighted average common stock outstanding          19,281,000     18,511,000      19,166,000      18,209,000

Net effect of dilutive stock options and
warrants
         - based on the treasury method             1,368,000           --              --              --
                                                  -----------   ------------    ------------    ------------
         Total                                     20,649,000     18,511,000      19,166,000      18,209,000
                                                  ===========   ============    ============    ============

Income (loss) before extraordinary item
         applicable to common shareholders        $ 2,197,000   $ (1,476,000)   $(11,106,000)   $(10,518,000)


Extraordinary loss on debt extinguishment                --             --        (2,419,000)           --
                                                  -----------   ------------    ------------    ------------
Net income (loss) applicable to common
         shareholders                             $ 2,197,000   $ (1,476,000)   $(13,525,000)   $(10,518,000)
                                                  ===========   ============    ============    ============


Income (loss) per share applicable to common
         shareholders before extraordinary item   $      0.11   $      (0.08)   $      (0.58)   $      (0.58)


Extraordinary loss per share on debt
         extinguishment                                  --             --             (0.13)           --
                                                  ===========   ============    ============    ============


Net income (loss) per share applicable to
         common shareholders                      $      0.11   $      (0.08)   $      (0.71)   $      (0.58)
                                                  ===========   ============    ============    ============



Computational note:

    In connection with the computations for 1996 and the six months ended June 30, 1997, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.



                                   Form 10-Q

                                                                     EXHIBIT 11



                             HARBINGER CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE



                                                       Three Months Ended                Six Months Ended
                                                            June 30,                         June 30,
                                                   ---------------------------     -----------------------------
FULLY DILUTED                                          1997           1996             1997             1996
                                                   -----------    ------------     ------------     ------------
Weighted average common stock outstanding           19,281,000      18,511,000       19,166,000       18,209,000

Net effect of dilutive stock options and
warrants
         - based on the treasury method              1,482,000            --               --               --
                                                   -----------    ------------     ------------     ------------
         Total                                      20,763,000      18,511,000       19,166,000       18,209,000
                                                   ===========    ============     ============     ============

Income (loss) before extraordinary item
         applicable to common shareholders         $ 2,197,000    $ (1,476,000)    $(11,106,000)    $(10,518,000)


Extraordinary loss on debt extinguishment                 --              --         (2,419,000)            --
                                                   -----------    ------------     ------------     ------------

Net income (loss) applicable to common
         shareholders                              $ 2,197,000    $ (1,476,000)    $(13,525,000)    $(10,518,000)
                                                   ===========    ============     ============     ============


Income (loss) per share applicable to common
         shareholders before extraordinary item    $      0.11    $      (0.08)    $      (0.58)    $      (0.58)


Extraordinary loss per share on debt
         extinguishment                                   --              --              (0.13)            --
                                                   ===========    ============     ============     ============


Net income (loss) per share applicable to
         common shareholders                       $      0.11    $      (0.08)    $      (0.71)    $      (0.58)
                                                   ===========    ============     ============     ============



Computational note:

         In connection with the computations for 1996 and the six months ended June 30, 1997, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive.




                                   Form 10-Q
                                 Page 21 of 21